UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2019 nuveen

Nuveen Global Cities REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-222231	82-1419222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Third Avenue, 3rd Floor New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 490-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 9, 2019, Nuveen Global Cities REIT, Inc. (the “Company”) and Nuveen Securities, LLC (the “Dealer Manager”) entered into a selected dealer agreement (the “Selected Dealer Agreement”) with Ameriprise Financial Services, Inc. (“Ameriprise”), pursuant to which Ameriprise was appointed as a participating broker-dealer to sell the Company’s shares in its public offering on a “best efforts” basis. In addition, on July 9, 2019, the Company and the Dealer Manager entered into a cost reimbursement agreement (the “Cost Reimbursement Agreement”) with American Enterprise Investment Services Inc. (“AEIS”), pursuant to which AEIS will perform certain broker-dealer services including, but not limited to, administration and stockholder servicing support. The Dealer Manager will pay to AEIS, without reimbursement by the Company, certain underwriting compensation in exchange for the services provided by AEIS. Subject to certain limitations set forth in each of the Selected Dealer Agreement and the Cost Reimbursement Agreement, the Company and the Dealer Manager, jointly and severally, agreed to indemnify Ameriprise and AEIS, and each other person, if any who controls Ameriprise or AEIS within the meaning of Section 15 of the Securities Act, against losses, liability, claims, damages and expenses caused by certain untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in connection with the Company’s public offering, certain filings with the SEC or certain other public statements, or the breach by the Company, the Dealer Manager or the Company’s advisor, Nuveen Real Estate Global Cities Advisors, LLC, or any employee or agent acting on their behalf or on behalf of the Company, of any of the representations, warranties, covenants, terms and conditions of each of the agreements. All stockholder servicing fees and the fees payable to AEIS will cease, at the latest, on the date at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from the Company’s primary offering.

The foregoing descriptions of the Selected Dealer Agreement and Cost Reimbursement Agreement are summaries only and are qualified in all respects by the provisions of the Selected Dealer Agreement and Cost Reimbursement Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 8.01.	Other Events.

Amendment to Share Repurchase Plan

The Company’s board of directors (the “Board”) has unanimously approved an amendment to the Company’s share repurchase plan. The amendment includes a policy which states that if during any consecutive 24-month period, the Company does not have at least one month in which the Company fully satisfies 100% of properly submitted repurchase requests or accepts all properly submitted tenders in a self-tender offer for the Company’s shares, the Company will not make any new investments (excluding short-term cash management investments under 30 days in duration) and will use all available investable assets to satisfy repurchase requests (subject to the limitations under this program) until all outstanding repurchase requests have been satisfied.

Amendment to Valuation Guidelines

The Board has unanimously approved an amendment to the Company’s valuation guidelines, which govern the calculation of the net asset value per share of the Company’s common stock. The valuation guidelines were amended to include that investments outside of the United States will be appraised in accordance with international standards by appraisers appropriately certified in such jurisdictions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Selected Dealer Agreement dated July 9, 2019 by and among Nuveen Global Cities REIT, Inc., Nuveen Securities, LLC and Ameriprise Financial Services, Inc.

10.2	Cost Reimbursement Agreement dated July 9, 2019 by and among Nuveen Global Cities REIT, Inc., Nuveen Securities, LLC and American Enterprise Investment Services Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nuveen Global Cities REIT, Inc.

Date: July 10, 2019	By:	/s/ James E. Sinople
James E. Sinople
Chief Financial Officer and Treasurer